UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

Triad Guaranty Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road
Winston-Salem, North Carolina 27104
(Address of principal executive offices) (zip code)

(336) 723-1282
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 13, 2010, the board of directors of Triad Guaranty Inc. (the “Company”) adopted a Tax Benefits Preservation Plan (the “Plan”).  The purpose of the Plan is to help protect the Company’s ability to recognize certain potential tax benefits in future periods from net unrealized built in losses and tax credits, as well as any net operating losses that may be expected in future periods (the “Tax Benefits”).  The Company’s use of the Tax Benefits in the future would be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes.  In general, an “ownership change” will occur if there is a cumulative change in the Company’s ownership by “5% shareholders” (as defined under U.S. income tax laws) that exceeds 50 percentage points over a rolling three-year period.

The Plan is designed to reduce the likelihood that the Company will experience an ownership change by (i) discouraging any person or group from becoming a “5% shareholder” and (ii) discouraging any existing “5% shareholder” from acquiring more than a minimal number of additional shares of the Company’s stock.  There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.

In connection with the adoption of the Plan, on September 13, 2010, the Company’s board of directors declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of the Company’s common stock, $0.01 par value per share (the “Common Stock”).  The dividend will be payable to holders of record of Common Stock on September 27, 2010 (the “Record Date”).

Each Right will initially represent the right to purchase, for $1.00 (the “Purchase Price”), one one-millionth of a share of Series A Participating Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), in each case subject to adjustment.  The terms and conditions of the Rights are set forth in the Plan.

Shares of Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each whole share of Series A Preferred Stock would be entitled to cumulative dividends equal to one million times the amount of dividends paid on one share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to a minimum preferential payment per share of Series A Preferred Stock equal to the greater of (a) $1.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to one million times the payment made per share of Common Stock. Each share of Series A Preferred Stock will have one million votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Series A Preferred Stock will be entitled to receive one million times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.  Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-millionth of a share of Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

The Rights will not be exercisable until the earlier of (i) the close of business on the 10th business day after the date (the “Stock Acquisition Date”) of the announcement that a person has become an Acquiring Person and (ii) the close of business on the 10th business day (or such later day as may be designated by the Company’s board of directors before any person has become an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person which could, if consummated, result in such person becoming an Acquiring Person.  The date that the Rights become exercisable is referred to as the “Distribution Date.”

If any person becomes an Acquiring Person, then on the Distribution Date, subject to certain exceptions and adjustments in the Plan, each Right (other than Rights treated as beneficially owned under certain U.S. tax rules by the Acquiring Person), will entitle the holder to purchase for the Purchase Price a number of shares of Common Stock equal to the quotient of (x) one one-millionth of the Purchase Price divided by (y) 50% of the then-current market price of Common Stock.

An “Acquiring Person” means, in general, any person or group that has become a “5% shareholder” of the Company, other than (A) the Company and any subsidiary or employee benefit plan of the Company; (B) certain “grandfathered persons” (as described in the Plan), so long as such “grandfathered persons” do not acquire more than a specified number of additional shares of the Company’s stock; (C) any person or group that the Company’s board of directors determines, in its sole discretion, has inadvertently become a “5% shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”), so long as such person or group promptly divests sufficient shares so as to no longer own 5% of the Company’s stock; (D) any person or group that the Company’s board of directors determines, in good faith, has not jeopardized or endangered the Company’s utilization of its Tax Benefits or whose 5% shareholder status is otherwise in the best interests of the Company, so long as each such person or group does not acquire any additional shares of the Company’s stock; and (E) any person that acquires at least a majority of the Common Stock as part of a “qualified offer” (as defined in the Plan).

At any time after a Stock Acquisition Date (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock), the Company’s board of directors may generally exchange all or part of the Rights (other than Rights beneficially owned under certain U.S. tax rules by an Acquiring Person) for shares of Common Stock at an exchange ratio of one share of Common Stock (or, at the option of the Company’s board of directors, fractional shares of Series A Preferred Stock with an aggregate current market price that equals the current market price of one share of Common Stock) per Right.

The issuance of the Rights is not taxable to holders of Common Stock for U.S. federal income tax purposes.

The Company’s board of directors may redeem all of the Rights at a price of $0.0001 per Right at any time before a Distribution Date.

Prior to the Distribution Date, the Rights will be evidenced by the certificates for (or book entry with respect to) and will be transferred with, Common Stock and the registered holders of Common Stock will be deemed to be the registered holders of the Rights.  After the Distribution Date, the rights agent will mail separate certificates evidencing the Rights to each record holder of Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from Common Stock.

The Rights will expire on the earliest of (i) May 31, 2014; (ii) the time at which all Rights are redeemed or exchanged; (iii) the first date of a taxable year of the Company as to which the board of directors of the Company determines that no Tax Benefits may be carried forward; (iv) a date, prior to a Stock Acquisition Date, on which the board of directors of the Company determines that the Rights and the Plan are no longer necessary for the preservation or existence of the Tax Benefits or are no longer in the best interests of the Company and its stockholders; (v) the failure of the stockholders to approve the Plan at the 2011 annual meeting of the Company’s stockholders; and (vi) the repeal or amendment of Section 382 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, if the board of directors of the Company determines that the Plan is no longer necessary for the preservation of Tax Benefits.

At any time prior to the Distribution Date, the Plan may be amended in any respect without the consent of Rights holders. At any time after the occurrence of a Distribution Date, the Plan may be amended in any respect that does not adversely affect Rights holders (other than any Acquiring Person) without the consent of Rights holders.

A Rights holder as such has no rights as a stockholder of the Company, including the right to vote and to receive dividends.

The above summary of the Plan is qualified by the full text of the Plan being filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference in its entirety.

Item 3.03. Material Modification to Rights of Security Holders

See Item 1.01 above, which is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

On September 13, 2010, the Company amended its Certificate of Incorporation by filing a Certificate of Designations of Series A Participating Preferred Stock with the Secretary of State of the State of Delaware.  See the description set out under Items 1.01 and 3.03 above, which are incorporated herein by reference, for a more complete description of the rights and preferences of the Series A Participating Preferred Stock.  This summary description is qualified in its entirety by the relative rights, preferences and designations of the Participating Preferred Stock set forth in the Certificate of Designation attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series A Participating Preferred Stock of Triad Guaranty Inc.
4.1
Tax Benefits Preservation Plan, dated as of September 13, 2010, between Triad Guaranty Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designations of Series A Participating Preferred Stock of Triad Guaranty Inc. as Exhibit A, the Summary of Terms of the Plan as Exhibit B and the Form of Right Certificate as Exhibit C.

99.1	Press release, dated September 14, 2010, issued by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

September 14, 2010	/s/ Kenneth S. Dwyer
Kenneth S. Dwyer Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Series A Participating Preferred Stock of Triad Guaranty Inc.
4.1
Tax Benefits Preservation Plan, dated as of September 13, 2010, between Triad Guaranty Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designations of Series A Participating Preferred Stock of Triad Guaranty Inc. as Exhibit A, the Summary of Terms of the Plan as Exhibit B and the Form of Right Certificate as Exhibit C.

99.1	Press release, dated September 14, 2010, issued by the Registrant.